UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 3, 2011
USA Mobility, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51027	16-1694797

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-2.1
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On March 3, 2011, USA Mobility, Inc. (the “Company”) acquired Amcom Software, Inc. (“Amcom”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Arch Wireless, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Holding Company”), USMO Acquisition Co., a Delaware corporation (“Merger Sub”), Amcom, a Delaware corporation, the stockholders of Amcom named therein and Norwest Equity Partners IX, L.P., as the stockholders’ representative.
     Pursuant to the terms and subject to the conditions of the Merger Agreement, the Merger Sub merged with and into Amcom, with Amcom surviving the merger and becoming an indirect wholly owned subsidiary of the Company. The aggregate merger consideration the Company paid to the stockholders and stock option holders of Amcom was approximately $163.3 million, $15.0 million of which was placed into an escrow fund. The acquisition was funded by approximately $110.8 million of cash on hand and $52.5 million through a credit facility provided by Wells Fargo Capital Finance, LLC.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. The full text of the Merger Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference.
Credit Agreement
     On March 3, 2011 the Company entered into a credit agreement (the “Credit Agreement”) with and among the Company, the Holding Company, USA Mobility Wireless, Inc., a Delaware corporation, and Amcom (collectively, the borrowers), the lenders and Wells Fargo Capital Finance, LLC as the arranger and administrative agent. The Credit Agreement provides for a credit facility of $52.5 million, including a $42.5 million term loan and a $10.0 million revolving loan.
     The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement. The full text of the Credit Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.01.
Item 7.01 Regulation FD Disclosure.
     On March 3, 2011, the Company issued a press release that announced the acquisition of Amcom Software, Inc. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
     In accordance with the General Instruction B.2 of Form 8-K, the information set forth herein and in the press release shall be deemed to be furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.

     The financial statements required by Item 9.01 of this Current Report on Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment on or before May 17, 2011.
(b) Pro Forma Financial Information.
     The pro forma financial information required by Item 9.01 of this Current Report on Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment on or before May 17, 2011.
(d) Exhibits:
     The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 3, 2011, by and among USA Mobility, Inc., a Delaware corporation, Arch Wireless, Inc., a Delaware corporation, USMO Acquisition Co., a Delaware corporation, Amcom Software, Inc., a Delaware corporation, the stockholders of Amcom Software, Inc. named therein and Norwest Equity Partners IX, L.P., as the stockholders’ representative.

10.1	Credit Agreement, dated as of March 3, 2011 by and among USA Mobility, Inc., a Delaware corporation, Arch Wireless, Inc., a Delaware corporation, USA Mobility Wireless, Inc., a Delaware corporation, Amcom Software, Inc., a Delaware corporation, the lenders and Wells Fargo Capital Finance, LLC, as the arranger and administrative agent.

99.1	Press Release, dated as of March 3, 2011.
     This Form 8-K and the attached Exhibits are furnished to comply with Item 9.01 of Form 8-K. Neither this Form 8-K nor the attached Exhibits are to be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall this Form 8-K nor the attached Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.
March 4, 2011	By:	/s/ Shawn E. Endsley
		Name:	Shawn E. Endsley
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 3, 2011, by and among USA Mobility, Inc., a Delaware corporation, Arch Wireless, Inc., a Delaware corporation, USMO Acquisition Co., a Delaware corporation, Amcom Software, Inc., a Delaware corporation, the stockholders of Amcom Software, Inc. named therein and Norwest Equity Partners IX, L.P. as the stockholders’ representative.

10.1	Credit Agreement, dated as of March 3, 2011 by and among USA Mobility, Inc., a Delaware corporation, Arch Wireless, Inc., a Delaware corporation, USA Mobility Wireless, Inc., a Delaware corporation, Amcom Software, Inc., a Delaware corporation, the lenders and Wells Fargo Capital Finance, LLC, as the arranger and administrative agent.

99.1	Press Release, dated as of March 3, 2011.